                                                                     EXHIBIT 4.1

                  LONG TERM SAVINGS PLAN FOR HOURLY EMPLOYEES
                  -------------------------------------------

                       (As Amended and Restated Effective
                                January 1, 1997)






                              Mayer, Brown & Platt
                                    Chicago

                               TABLE OF CONTENTS
                               -----------------


INDEX OF DEFINED TERMS..........................................  iv

SECTION 1 - General.............................................   1
   History, Purpose and Effective Date..........................   1
   Related Companies and Employers..............................   1
   Plan Administration, Trust and Fiduciary Responsibility......   1
   Plan Year....................................................   2
   Accounting Dates.............................................   2
   Applicable Laws..............................................   2
   Gender and Number............................................   2
   Notices......................................................   2
   Form of Election.............................................   3
   Evidence.....................................................   3
   Action by Employers..........................................   3
   Plan Supplements.............................................   3
   Defined Terms................................................   3

SECTION 2 - Participation in Plan...............................   3
   Eligibility for Participation................................   3
   Inactive Participation.......................................   4
   Plan Not Contract of Employment..............................   4
   Leased Employees.............................................   4

SECTION 3 - Service.............................................   5
   Years of Service.............................................   5
   One Year Break in Service....................................   6
   Prior Service Crediting Method...............................   6
   Qualified Military Service...................................   7

SECTION 4 - Basic and Supplemental Contributions................   7
   Basic Contributions..........................................   7
   Supplemental Contributions...................................   8
   Total Basic and Supplemental Contributions...................   9
   Payment of Basic and Supplemental Contributions..............   9
   Election, Modification, Discontinuance and Resumption of
     Basic or Supplemental Contributions........................   9

SECTION 5 - Matching Contributions..............................  10
   Matching Contributions.......................................  10
   Limitations on Amount of Employer Contributions..............  10
   Payment of Matching Contributions............................  10

SECTION 6 - Investment of the Trust Fund........................  10
   Investment Funds.............................................  10
   Investment Fund Accounting...................................  11
   Investment Fund Elections....................................  11
   Transfers Between Investment Funds...........................  11



SECTION 7 - Plan Accounting.....................................  12
   Participants' Accounts.......................................  12
   Allocation of Fund Earnings and Changes in Value.............  12
   Allocation and Crediting of Contributions....................  12
   Correction of Error..........................................  13
   Statement of Plan Interest...................................  13

SECTION 8 - Limitations on Compensation, Contributions and
             Allocations........................................  13
   Reduction of Contribution Rates..............................  13
   Compensation for Limitation/Testing Purposes.................  14
   Limitations on Annual Additions..............................  14
   Excess Annual Additions......................................  15
   Combined Plan Limitation.....................................  15
   Section 402(g) Limitation....................................  16
   Section 401(k)(3) Testing....................................  17
   Correction Under Section 401(k) Test.........................  18
   Section 401(m)(2) Testing....................................  18
   Correction Under Section 401(m) Test.........................  19
   Multiple Use of Alternative Limitation.......................  20
   Highly Compensated...........................................  20
   Forfeiture of "Orphaned" Matching Contributions..............  20

SECTION 9 - Vesting and Termination Dates.......................  21
   Determination of Vested Interest.............................  21
   Accelerated Vesting..........................................  21
   Termination Date.............................................  21
   Distribution Only Upon Separation From Service...............  21

SECTION 10 - Distributions......................................  22
   Distributions to Participants After Termination of
    Employment..................................................  22
   Distributions to Beneficiaries...............................  22
   Limits on Commencement and Duration of Distributions.........  22
   Beneficiary Designations.....................................  23
   Forfeitures and Restoration of Non-vested Contributions......  24
   Form of Payment..............................................  25
   Facility of Payment..........................................  25
   Interests Not Transferable...................................  25
   Absence of Guaranty..........................................  26
   Missing Participants or Beneficiaries........................  26
   Direct Rollover Option.......................................  26

SECTION 11 - No Reversion to Employers..........................  26

SECTION 12 - Administration.....................................  27
   Committee Membership and Authority...........................  27
   Allocation and Delegation of Committee Responsibilities and
    Powers......................................................  28
   Uniform Rules................................................  28
   Information to be Furnished to Committee.....................  28



 Committee's Decision Final.....................................  29
   Exercise of Committees' Duties...............................  29
   Remuneration and Expenses....................................  29
   Indemnification of the Committees............................  29
   Resignation or Removal of Committee Member...................  30
   Appointment of Successor Committee Members...................  30

SECTION 13 - Amendment and Termination..........................  30
   Amendment....................................................  30
   Termination..................................................  30
   Merger and Consolidation of the Plan, Transfer of
    Plan Assets.................................................  31
   Distribution on Termination and Partial Termination..........  31
   Notice of Amendment, Termination or Partial Termination......  31

SECTION 14 - Change of Control Provisions.......................  31
   Application..................................................  31
   Definition of Change of Control..............................  32
   Contribution Requirement.....................................  34
   Vesting......................................................  34
   Enforcement Rights; Amendment Restrictions...................  34
   Construction.................................................  35

SUPPLEMENT A - Top-Heavy Status

                             INDEX OF DEFINED TERMS
                             ----------------------


 1.5     -    Accounting Date
 7.1     -    Accounts
 7.1(b)  -    After-Tax Account
 4.1(a)  -    After-Tax Contribution
 8.3     -    Annual Additions
 4.1(a)  -    Basic Before-Tax Contribution
 4.1     -    Basic Contribution
 7.1(a)  -    Before-Tax Account
 4.2     -    Before-Tax Contribution
10.4     -    Beneficiary
14.2(c)  -    Business Combination
14.2     -    Change of Control
 1.1     -    Code
 1.2     -    Committee
 1.3     -    Committees
 6.1     -    Common Stock
 1.1     -    Company
 8.2     -    Compensation
 8.9     -    Contribution Percentage
14.5(a)  -    Control Date
 8.7     -    Deferral Percentage
 1.1     -    Effective Date
 1.2     -    Employer
 1.3     -    ERISA
 8.10    -    Excess Aggregate Contributions
 8.8     -    Excess Contributions
14.2(a)  -    Exchange Act
 8.12    -    Highly Compensated
 8.9     -    Highly Compensated Group
                Contribution Percentage
 8.7     -    Highly Compensated Group
                Deferral Percentage
14.2(b)  -    Incumbent Board
 1.3     -    Investment Committee
 6.1     -    Investment Funds
 2.4     -    Leased Employee
 7.1(c)  -    Matching Account
 5.1     -    Matching Contribution
 8.9     -    Non-highly Compensated Group
                Contribution Percentage
 8.7     -    Non-highly Compensated Group
                Deferral Percentage
 9.2     -    Normal Retirement Age
 3.2     -    One Year Break in Service
14.2(a)  -    Outstanding Parent Common Stock
14.2(a)  -    Outstanding Parent Voting Securities
 2.1     -    Participant
14.2(a)  -    Person



 6.1     -    Philip Morris Stock Fund
 1.1     -    Plan
 1.4     -    Plan Year
 1.2     -    Related Company
10.3(b)  -    Required Beginning Date
 8.3     -    Section 415 Affiliate
10.4     -    Separation from service
 4.2     -    Supplemental Contribution
 9.3     -    Termination Date
 1.3     -    Trust
 1.3     -    Trust Agreement
 1.3     -    Trustee
 3.1     -    Years of Service


                  LONG TERM SAVINGS PLAN FOR HOURLY EMPLOYEES
                  -------------------------------------------

                       (As Amended and Restated Effective
                                January 1, 1997)



                                   SECTION 1
                                   ---------

                                    General
                                    -------

     1.1.  History, Purpose and Effective Date.  Kraft Foods, Inc. (the
           -----------------------------------
"COMPANY"), a Delaware corporation, maintains the Long Term Savings Plan for Hourly Employees (formerly known as Oscar Mayer Foods Corporation Long Term Savings Plan for Hourly Employees) (the "PLAN") to encourage eligible employees to save a portion of their earnings on a regular basis and to accumulate capital for their future economic security. Prior to January 1, 1996 the Plan was maintained by the Company's subsidiary, Oscar Mayer Foods Corporation ("OSCAR MAYER"), and effective as of January 1, 1996 the Company became the sponsor of the Plan. The following provisions constitute an amendment, restatement and continuation of the Plan as in effect immediately prior to January 1, 1997, the "EFFECTIVE DATE" of the Plan as set forth herein. The Plan is intended to qualify as a profit sharing plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and is further intended to include a qualified cash or deferred arrangement under section 401(k) of the Code.

     1.2.  Related Companies and Employers.  The term "RELATED COMPANY" means
           -------------------------------
any corporation or trade or business during any period during which it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code. The Company and each Related Company which adopts the Plan with the consent of the Management Committee for Employee Benefits
(the "COMMITTEE") are referred to below collectively as the "EMPLOYERS" and individually as an "EMPLOYER".

     1.3.  Plan Administration, Trust and Fiduciary Responsibility.  The
           -------------------------------------------------------
authority to control and manage the non-investment operations of the Plan is vested in the Committee, as more fully described in subsection 12.1. Except as otherwise expressly provided herein, the Committee shall have the rights, duties and obligations of an "administrator" as that term is defined in section 3(16)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and of a "plan administrator" as that term is defined in section 414(g) of the Code. With respect to the Plan's funding and the investment of its assets, the Corporate Employee Plans Investment Committee of Philip Morris Companies Inc. (the "INVESTMENT COMMITTEE") has the authority and responsibility to appoint or select trustees, custodians, investment managers and insurance companies to handle Plan assets and to allocate assets to each of them, to determine the advisability of establishing or modifying the description of any Investment Fund (as defined in subsection 6.1) made available under the Plan, to establish investment guidelines, proxy voting policies and securities trading procedures, and to monitor the investment performance of the fiduciaries responsible for the investment of Plan assets. The Committee and the Investment Committee are collectively referred to as the "COMMITTEES". The Company and the Committees shall be "named fiduciaries", as described in section 402 of ERISA, with respect to their authority under the Plan. All assets of the Plan will be held, managed and controlled by one or more trustees (the "TRUSTEE") acting under a "TRUST" established pursuant to a "TRUST AGREEMENT" which forms a part of the Plan. As of the Effective Date, the assets of the Plan are held under the trust established pursuant to the Master Savings Plan Trust Agreement by and between the Corporate Employee Plans Investment Committee of Philip Morris Companies Inc., Philip Morris Companies Inc. and Bankers Trust Company, Trustee, dated as of April 1, 1992.

     1.4.  Plan Year.  The term "PLAN YEAR" means the twelve-consecutive-month
           ---------
period beginning on each January 1 and ending on the following December 31.

     1.5.  Accounting Dates.  The term "ACCOUNTING DATE" means the last day of
           ----------------
each calendar month, or such other dates as the Committee determines in its sole discretion (but at least once in each month).

     1.6.  Applicable Laws.  The Plan shall be construed and administered in
           ---------------
accordance with the internal laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

     1.7.  Gender and Number.  Where the context permits, words in any gender
           -----------------
shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     1.8.  Notices.  Any notice or document required to be filed with the
           -------
Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee (or its delegate), in care of the Company, at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

     1.9.  Form of Election.  Unless otherwise specified herein, each election
           ----------------
permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times and in such form as the Committee shall require.

     1.10.  Evidence.  Evidence required of anyone under the Plan may be by
            --------
certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     1.11.  Action by Employers.  Any action required or permitted to be taken
            -------------------
by any Employer which is a corporation shall be by resolution of its Board of Directors or a duly appointed committee thereof, or by a duly authorized officer of the Employer. Any action required or permitted to be taken by any Employer which is a partnership shall be by a general partner of such partnership or by a duly authorized officer thereof.

     1.12.  Plan Supplements.  The provisions of the Plan as applied to any
            ----------------
Employer or any group of employees of any Employer may be modified or supplemented from time to time by the Committee by the adoption of one or more Supplements. Each Supplement shall form a part of the Plan as of the Supplement's effective date. In the event of any inconsistency between a Supplement and the Plan document, the terms of the Supplement shall govern.

     1.13.  Defined Terms.  Terms used frequently with the same meaning are
            -------------
indicated by initial capital letters, and are defined throughout the Plan. The Index of Defined Terms contains an alphabetical listing of all such terms and the subsections in which they are defined.


                                   SECTION 2
                                   ---------

                             Participation in Plan
                             ---------------------

     2.1.  Eligibility for Participation.  Subject to the conditions and
           -----------------------------
limitations of the Plan, each individual who was participating in the Plan immediately prior to the Effective Date will continue to be a "PARTICIPANT" in the Plan on and after that date, and each other employee of an Employer who was not participating in the Plan immediately prior to the Effective Date will become a Participant in the Plan on the first day of the month following the date on which he meets the following requirements:

     (a)  he has completed one Year of Service (as defined in subsection 3.1);

     (b) he is not represented by a collective bargaining unit as to which retirement benefits have been the subject of good faith bargaining; and

     (c) he is a member of an eligible group of employees to whom the Plan has been and continues to be extended by action of his Employer. As of the Effective Date, the eligible groups of employees are the non-exempt hourly individuals employed at the Company's following plants:

                 (i)    Adair Foods - Kirksville, Missouri;

                 (ii)   Columbia Foods Co. - Columbia, Missouri;

                 (iii)  Louis Rich - Newberry, South Carolina;

                 (iv)   Louis Rich - Sigourney, Iowa; and

                 (v)    Louis Rich - West Liberty, Iowa.

Notwithstanding the foregoing provisions of this subsection 2.1, if an individual is employed or reemployed by an Employer on or after the first Monday of the month coincident with or next following the date on which he first completes one Year of Service, he shall become a Participant in the Plan immediately upon meeting the requirements of paragraphs (b) and (c) next above.

     2.2.  Inactive Participation.  Once an eligible employee becomes a
           ----------------------
Participant in the Plan, he will remain a Participant as long as he continues to have an Account balance under the Plan, even after his Termination Date, for all purposes under the Plan except the contribution provisions of Sections 4 and 5 (and subsection 14.3, if applicable).

     2.3.  Plan Not Contract of Employment.  The Plan does not constitute a
           -------------------------------
contract of employment, and participation in the Plan will not give any employee or Participant the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     2.4.  Leased Employees.  If a person satisfies the requirements of section
           ----------------
414(n) of the Code and applicable Treasury regulations for treatment as a "LEASED EMPLOYEE", such Leased Employee shall not be eligible to participate in this Plan or in any other plan maintained by an Employer which is qualified under section 401(a) of the Code, but, to the extent required by section 414(n) of the Code and applicable Treasury regulations, such person shall be treated as if the services performed by him in such capacity were performed by him as an employee of a Related Company which has not adopted the Plan; provided, however, that no such service shall be credited for any period during which not more than 20% of the non-Highly Compensated workforce of the Employers and the Related Companies consists of Leased Employees and the Leased Employee is a participant in a money purchase pension plan maintained by the leasing organization which (i) provides for a non-integrated employer contribution of at least 10 percent of compensation, (ii) provides for full and immediate vesting, and (iii) covers all employees of the leasing organization (beginning with the date they become employees), other than those employees excluded under section 414(n)(5) of the Code. For purposes of this subsection 2.4, "HIGHLY COMPENSATED" shall have the meaning set forth in subsection 8.12.


                                   SECTION 3
                                   ---------

                                    Service
                                    -------

     3.1.  Years of Service.  An employee's "YEARS OF SERVICE" shall be
           ----------------
determined in accordance with the following provisions:

     (a) An employee shall be credited with Years of Service for the aggregate of all time periods commencing on the employee's first day of employment or reemployment and ending on the day he commences a One Year Break in Service (as defined in subsection 3.2). An employee's first day of employment or reemployment is the first day for which he is paid, or entitled to payment, for the performance of duties for the Employers or a Related Company. An employee's Years of Service shall include his periods of service (if any) with Oscar Mayer at all times prior to the date Oscar Mayer became a member of the Company's controlled group of corporations as described in section 414(b) of the Code.

     (b) A Participant's number of Years of Service accrued after five consecutive One Year Breaks in Service shall be disregarded for purposes of determining the nonforfeitable percentage of his benefit under the Plan derived from Employer contributions which accrued prior to such break.

     (c) Periods of service shall be computed in whole years and fractional portions thereof. Any fractional portion of a year will be calculated in twelfths of a year on the basis of the number of whole months of service credited under the foregoing provisions of this subsection. For any period of service, a fractional portion of a month shall be rounded up and treated as one whole month of service.

     3.2. One Year Break in Service.  Except with respect to an employee whose
          -------------------------
absence from employment constitutes a Maternity or Paternity Absence (as defined below), the term "ONE YEAR BREAK IN SERVICE" means the 12-consecutive-month period commencing on the earlier of

     (a) the day an employee's employment with the Employers and Related Companies is terminated for any reason (or if later, the date on which he ceases to be eligible for pay continuation under a severance plan or severance agreement with his Employer), or

     (b) in the event an employee remains absent from service with the Employers and Related Companies for any reason other than a quit, retirement, discharge or death, the later of (i) the first anniversary of the first day of such period of absence, or (ii) the last day for which the employee receives compensation from the Employer or a Related Company during such period of absence, if he is not paid or entitled to payment for the performance of duties for an Employer or a Related Company during that 12-consecutive-month period. With respect to an individual whose absence from employment constitutes a Maternity or Paternity Absence, the term "One Year Break in service" means the 12-consecutive-month period commencing on the second anniversary of the first day of such absence if he is not paid or entitled to payment for the performance of duties for an Employer or a Related Company during that 12-consecutive-month period. The period between the first and second anniversaries of the first day of a Maternity or Paternity Absence shall not constitute a Year of Service. The term "MATERNITY OR PATERNITY ABSENCE" means an employee's or Participant's absence from work which commences on or after January 1, 1985 because of the pregnancy of such individual, the birth of a child of such individual, the placement of a child with such individual in connection with the adoption of a child by such individual, or for purposes of caring for the child by such individual immediately following such birth or placement. The Committee may require the employee or Participant to furnish such information as it considers necessary to establish that such individual's absence was a Maternity or Paternity Absence.

     3.3.  Prior Service Crediting Method.  Notwithstanding the foregoing
           ------------------------------
provisions of this Section 3, for purposes of determining the nonforfeitable percentage of benefits under the Plan of a Participant who has completed at least three Years of Service as of October 12, 1992, such Participant's Years of Service shall not be less than the Years of Service computed using the method in effect under the terms of the Plan in effect immediately prior to April 1, 1992, by disregarding clause (b) of the first sentence of subsection 3.2.

     3.4.  Qualified Military Service.  Notwithstanding any provision of this
           --------------------------
Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.


                                   SECTION 4
                                   ---------

                      Basic and Supplemental Contributions
                      ------------------------------------

     4.1.  Basic Contributions.  Each Participant shall contribute to the Plan,
           -------------------
or have contributed on his behalf to the Plan, a "BASIC CONTRIBUTION". Basic Contributions shall be made in accordance with the provisions of paragraph (a) below, in an amount equal to the cents per hour set forth in paragraph (b) below.

     (a) Basic Contributions shall be made for each hour for which the Participant is paid by his Employer, including all hours worked, vacation hours, holiday hours, jury duty hours and funeral leave hours. If elected by the Participant in accordance with procedures established by the Committee, a Participant's Basic Contributions may be made on a before-tax basis through a reduction of the Participant's wages (a "BASIC BEFORE-TAX CONTRIBUTION"). If a deferral election is not made as described in the preceding sentence, a Participant's Basic Contributions shall be made on an after-tax basis through payroll deduction (an "AFTER-TAX CONTRIBUTION").

     (b) The Basic Contribution amounts for Participants in each eligible group of employees are as follows:

                 (i) Adair Foods - Kirksville, Missouri: The Basic Contribution rate in effect on the Effective Date is 30 cents per hour.

                 (ii) Columbia Foods Co. - Columbia, Missouri: The Basic
                      Contribution rate in effect on the Effective Date is 20 cents per hour.

                 (iii) Louis Rich - Newberry, South Carolina: The Basic
                       Contribution rate in effect on the Effective Date is 10 cents per hour.

                 (iv) Louis Rich - Sigourney, Iowa: The Basic Contribution rate in effect on the Effective Date is 10 cents per hour.

                 (v) Louis Rich - West Liberty, Iowa: The Basic Contribution rate in effect on the Effective Date is 10 cents per hour.

     4.2.  Supplemental Contributions.  Subject to the limitations set forth in
           --------------------------
subsection 4.3 and Section 8:

     (a) in addition to the Basic Contributions made by or for him for any Plan Year, a Participant may also elect to have his wages reduced and a corresponding amount contributed on his behalf to the Plan by his Employer as a "SUPPLEMENTAL CONTRIBUTION", in an amount equal to the cents per hour set forth below. While such election is in effect, Supplemental Contributions shall be made for each hour for which the Participant is paid by his Employer, including all hours worked, vacation hours, holiday hours, jury duty hours and funeral leave hours. Any election pursuant to this subsection 4.2 shall be submitted to the Committee in accordance with the requirements of subsection 4.5. Supplemental Contributions made pursuant to this paragraph 4.2(a) may be made by Participants in each eligible group of employees in the following amounts:

                 (i) Adair Foods - Kirksville, Missouri: any whole multiple of 10 cents per hour.

                 (ii) Columbia Foods Co. - Columbia, Missouri: any whole multiple of 5 cents per hour.

                 (iii) Louis Rich - Newberry, South Carolina: any whole multiple of 5 cents per hour.

                 (vi) Louis Rich - Sigourney, Iowa: any whole multiple of 10 cents per hour.

                 (viii) Louis Rich - West Liberty, Iowa:  any
                        whole multiple of 5 cents per hour.

          (b) a Participant may make an advance election, at such times and with respect to such amounts as the Committee permits, to have special lump sum payments contributed on his behalf to the Plan by his Employer as a

               Supplemental Contribution, in lieu of receiving such amounts in cash.

Supplemental Contributions may only be made on a before-tax basis. Basic Before-Tax Contributions made pursuant to subsection 4.1, and Supplemental Contributions made pursuant to this subsection 4.2 are collectively referred to as "BEFORE-TAX CONTRIBUTIONS".

     4.3. Total Basic and Supplemental Contributions.  Notwithstanding the
          ------------------------------------------
foregoing provisions of this Section 4, Basic Contributions made by or on behalf of a Participant and Supplemental Contributions made on behalf of a Participant pursuant to paragraph 4.2(a) may not together exceed the amount set forth in the following provisions of this subsection 4.3. The maximum combined amount of such Basic Contributions and Supplemental Contributions for any Plan Year for each Participant in each eligible group of employees is:

     (a) Adair Foods - Kirksville, Missouri, Columbia Foods Co. - Columbia, Missouri, and Louis Rich - West Liberty, Iowa: 15 percent of the Participant's plant base wage for all paid hours for such year.

     (b) All other employee groups: 10 percent of the Participant's plant base wage for all paid hours for such year.

     4.4. Payment of Basic and Supplemental Contributions.  Basic Contributions
          -----------------------------------------------
and Supplemental Contributions shall be made by payroll deduction and shall be paid to the Trustee by the Employer on the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but not later than the 15th day of the business month following the month in which such amounts would otherwise have been payable to the Participant.

     4.5. Election, Modification, Discontinuance and Resumption of Basic or
          -----------------------------------------------------------------
Supplemental Contributions.  An employee may elect whether to have his Basic
--------------------------
Contributions made as Basic Before-Tax Contributions or After-Tax Contributions, and he may elect to make Supplemental Contributions, upon meeting the eligibility requirements described in subsection 2.1. Each Participant's contribution election shall be in writing and shall be filed with the Committee in such form and at such time as it may require; provided, however, that if no election is filed with the Committee regarding an employee's Basic Contributions prior to the date on which the employee is required to commence making such Basic Contributions, then the employee shall make his Basic Contributions as After-Tax Contributions. If a Participant wishes to change his Basic Contributions from before-tax to after-tax, or vice versa, or to vary the amount of his Supplemental Contributions, the Participant may change his elections effective January 1 of any subsequent year by a writing filed with the Committee before such change or variance is to be effective. If a Participant wishes to revoke his election to make Supplemental Contributions, he may do so at any time during the year by a writing filed with the Committee in advance of the date on which the revocation is to be effective. Such revocation shall be effective for the balance of the year in which the revocation was elected, and for subsequent years, unless the Participant elects to resume such contributions, effective as of January 1 of any subsequent year, by filing a new election with the Committee in advance of such January 1 date.


                                   SECTION 5
                                   ---------

                             Matching Contributions
                             ----------------------

     5.1.  Matching Contributions.  Subject to the conditions and limitations of
           ----------------------
Section 8, for each Plan Year, each Employer shall contribute to the Plan, on behalf of each Participant employed by such Employer, a "MATCHING CONTRIBUTION" in an amount equal to the Basic Contributions which such Participant makes, or has made on his behalf, to the Plan for such year. Supplemental Contributions shall be unmatched contributions.

     5.2.  Limitations on Amount of Employer Contributions.  In no event shall
           -----------------------------------------------
the sum of all Before-Tax Contributions and Matching Contributions made by an Employer for any Plan Year exceed the limitations imposed by section 404 of the Code on the maximum amount deductible on account thereof by the Employer for that year.

     5.3.  Payment of Matching Contributions.  Each Employer's Matching
           ---------------------------------
Contributions under the Plan for any Plan Year shall be paid to the Trustee, without interest, no later than the time prescribed by law for filing the Employer's federal income tax return, including any extensions thereof.


                                   SECTION 6
                                   ---------

                          Investment of the Trust Fund
                          ----------------------------

     6.1.  Investment Funds.  The Investment Committee shall establish and cause
           ----------------
the Trustee to maintain one or more "INVESTMENT FUNDS" for the investment of Participants' Accounts, including an Investment Fund (the "PHILIP MORRIS STOCK FUND") which is intended to be invested primarily in the common stock of Philip Morris Companies Inc. (the "COMMON STOCK"). The

Investment Committee in its discretion may add additional Investment Funds, may delete any Investment Fund or may change the investment strategy of any Investment Fund without prior notice to Participants.

     6.2.  Investment Fund Accounting.  The Committee shall maintain or cause to
           --------------------------
be maintained separate subaccounts for each Participant in each of the Investment Funds to separately reflect his interests in each such Fund and the portion thereof that is attributable to each of his Accounts.

     6.3.  Investment Fund Elections.  Each Participant, commencing as of
           -------------------------
January 1, 1997 or such later time that he enrolls in the Plan, may specify the percentage, in increments of 25%, of contributions subsequently credited to his Accounts that are to be invested in each of the Investment Funds. Any such investment direction shall be deemed to be a continuing direction until changed. During any period in which no investment direction has been given in accordance with rules established by the Committee, contributions credited to a Participant shall be invested in the fund known as of the Effective Date as the Interest Income Fund. Subject to uniform rules established by the Committee, effective as of any January 1, April 1, July 1 and October 1 each Participant may elect to modify prospectively his investment direction with respect to future contributions. Subject to uniform procedures established by the Committee, a Participant may make one investment election with respect to future contributions allocated to his Before-Tax and After-Tax Accounts, and a separate investment fund election with respect to future contributions allocated to his Matching Account.

     6.4.  Transfers Between Investment Funds.   Subject to uniform rules
           ----------------------------------
established by the Committee, each Participant may prospectively elect to re-allocate the investment of his Accounts among the Investment Funds then made available to him, in increments of 25%, effective as of any January 1, April 1, July 1 and October 1. One investment fund re-allocation election may be made with respect to a Participant's Before-Tax and After-Tax Accounts, and a separate investment fund re-allocation election may be made with respect to a Participant's Matching Account. Notwithstanding the foregoing, if a Participant terminates employment before he is fully vested in his Accounts, and forfeiture of the non-vested portion of his Accounts is delayed pending distribution of the vested portion, such non-vested portion shall be invested in accordance with rules established by the Committee to minimize the risk of loss, and shall not be subject to the investment direction of the Participant.

                                 SECTION 7
                                 ---------

                                Plan Accounting
                                ---------------

     7.1.  Participants' Accounts.  The Committee shall maintain or cause to be
           ----------------------
maintained the following "ACCOUNTS", as applicable, in the name of each
Participant:

     (a) A "BEFORE-TAX ACCOUNT," which shall reflect Before-Tax Contributions, if any, made on his behalf and the income, losses, appreciation and depreciation attributable thereto;

     (b) An "AFTER-TAX ACCOUNT," which shall reflect After-Tax Contributions, if any, made by him and the income, losses, appreciation and depreciation attributable thereto; and

     (c) A "MATCHING ACCOUNT," which shall reflect Matching Contributions, if any, made on his behalf and the income, losses, appreciation and depreciation attributable thereto.

The Accounts and subaccounts provided for by subsection 6.2 or this subsection
7.1 shall be for accounting purposes only, and there shall be no segregation of assets within the Investment Funds or the Trust on account of such separate Accounts or subaccounts. Reference to the "balance" in a Participant's Accounts means the aggregate of the balances in the subaccounts maintained in the Investment Funds attributable to those Accounts.

     7.2.  Allocation of Fund Earnings and Changes in Value.  As of each
           ------------------------------------------------
Accounting Date, interest, dividends and changes in value in each Investment Fund since the preceding Accounting Date shall be allocated to each Participant's subaccounts invested in such Investment Fund by adjusting upward or downward the balance of his subaccounts invested in such Investment Fund in the ratio which the subaccounts of such Participant invested in such Investment Fund bears to the total of the subaccounts of all Participants invested in such Investment Fund as of such Accounting Date, excluding therefrom, for purposes of this allocation only, all Before-Tax, After-Tax and Matching Contributions received since the preceding Accounting Date, so that the total of the subaccounts of all Participants in each Investment Fund shall equal the total value of such fund (exclusive of such contributions) as determined by the Trustee in accordance with uniform procedures consistently applied.

     7.3.  Allocation and Crediting of Contributions.  Subject to the provisions
           -----------------------------------------
of Section 8, Before-Tax, After-Tax, or

Matching Contributions made by or on behalf of any Participant for any payroll period ending within a calendar month shall be allocated to that Participant's appropriate Accounts as of the Accounting Date coinciding with the end of such calendar month. Notwithstanding the foregoing, unless the Committee establishes uniform rules to the contrary, contributions made to the Plan shall share in the gains and losses of the Investment Funds only when actually made to the Trustee.

     7.4.  Correction of Error.  In the event of an error in the adjustment of a
           -------------------
Participant's Accounts, the Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against income and expenses of the Trust for the Plan Year in which the correction is made or the Employer may make an additional contribution to permit correction of the error. Except as provided in this subsection 7.4, the Accounts of other Participants shall not be readjusted on account of such error.

     7.5.  Statement of Plan Interest.  As soon as practicable after the last
           --------------------------
day of each Plan Year and at such other intervals as the Committee may determine, the Committee shall provide each Participant with a statement reflecting the balances of his Accounts. Each Participant is responsible for reviewing his statement and any Participant who discovers an error shall bring it to the attention of the Committee within 90 days of receipt of the statement. If a Participant does not bring errors in his statement to the attention of the Committee within 90 days of receipt of his statement, the Participant will be deemed to have confirmed the accuracy of the statement.


                                   SECTION 8
                                   ---------

           Limitations on Compensation, Contributions and Allocations
           ----------------------------------------------------------

     8.1.  Reduction of Contribution Rates.  To conform the operation of the
           -------------------------------
Plan to sections 401(a)(4), 401(k)(3), 401(m)(2), 402(g) and 415(c) of the Code,
the Committee may establish limits on the contribution rates that may be elected by Participants, and may unilaterally modify or revoke any contribution election made by a Participant pursuant to subsections 4.1 and 4.2. Notwithstanding any other provision of the Plan to the contrary, a Participant may not make or have made on his behalf any Basic or Supplemental Contributions for a Plan Year with respect to any Compensation (as defined in subsection 7.2 below) in excess of the maximum level of compensation permitted to be taken into account by the Plan for such Plan Year under section 401(a)(17) of the Code, taking into account for purposes of such limitation any proration of such amount required under applicable Treasury regulations.

      8.2. Compensation for Limitation/Testing Purposes.  "COMPENSATION" for
           --------------------------------------------
purposes of this Section 8 shall mean:

     (a) the Participant's wages, salary, commissions, bonuses and other amounts received (in cash or kind) during the Plan Year from any Employer or Related Company for personal services actually rendered in the course of employment and includable in gross income, including taxable fringe benefits, nonqualified stock options taxable in the year of grant, amounts taxable under a section 83(b) election and nondeductible moving expenses, but excluding distributions from any deferred compensation plan (qualified or nonqualified), amounts realized from the exercise of (or disposition of stock acquired under) any nonqualified stock option or other benefits given special tax treatment and lump sum severance pay, plus,

     (b) any amounts contributed on the Participant's behalf for the Plan Year to a plan sponsored by an Employer or Related Company pursuant to a salary reduction agreement which are not includible in gross income under sections 125, 402(e)(3), 402(h) or 403(b) of the Code, up to a maximum limit of $150,000 or such other amount as may be permitted for any Plan Year under Code section 401(a)(17), taking into account for purposes of such limitation any proration of such amount required under applicable Treasury regulations.

     8.3.  Limitations on Annual Additions.  Notwithstanding any other
           -------------------------------
provisions of the Plan to the contrary, a Participant's Annual Additions (as defined below) for any Plan Year shall not exceed an amount equal to the lesser of:

     (a) $30,000 (indexed for cost-of-living adjustments under section 415(d) of the Code); or

     (b) 25 percent of the Participant's Compensation for that Plan Year, determined without regard to either (i) the limitation under section 401(a)(17) of the Code, and (ii) for Plan Years beginning prior to January 1, 1998, clause (b) of subsection 8.2, and calculated as if each Section 415 Affiliate (defined below) were a Related Company, reduced by any Annual Additions for the Participant for the Plan Year under any other defined contribution plan of an Employer or a Related Company or Section 415 Affiliate, provided that, if any other such plan has a similar provision, the reduction shall be pro rata. The term "ANNUAL ADDITIONS" means, with respect to any

Participant for any Plan Year, the sum of all contributions allocated to a Participant's Accounts under the Plan for such year, excluding any Before-Tax Contributions that are distributed as excess deferrals in accordance with subsection 8.6, but including any Before-Tax or After-Tax Contributions treated as excess contributions or excess aggregate contributions under subsections 8.8,
8.10 and 8.11. The term Annual Additions shall also include, solely with respect to the dollar limit in (a) above, employer contributions allocated for a Plan Year to any individual medical account (as defined in section 415(l) of the Code) of a Participant and any amount allocated for a Plan Year to the separate account of a Participant for payment of post-retirement medical benefits under a funded welfare benefit plan (as described in section 419A(d)(2) of the Code), which is maintained by an Employer or a Related Company or Section 415 Affiliate. "SECTION 415 AFFILIATE" means any entity that would be a Related Company if the ownership test of section 414 of the Code was "more than 50%" rather than "at least 80%".

     8.4.  Excess Annual Additions.  If, as a result of a reasonable error in
           -----------------------
estimating a Participant's Compensation, a reasonable error in determining the amount of Before-Tax Contributions that may be made with respect to a Participant under the limits of section 415 of the Code or such other mitigating circumstances as the Commissioner of Internal Revenue shall prescribe, the Annual Additions for a Participant for a Plan Year exceed the limitations set forth in subsection 8.3, the excess amounts shall be treated as necessary, in accordance with Treas. Reg. Section 1.415-6(b)(6)(ii), after any After-Tax Contributions, and then any Before-Tax Contributions, and any income, losses, appreciation or depreciation attributable to the foregoing, are first returned to the extent they would reduce the excess amount. Any Before-Tax or After-Tax Contributions returned to a Participant in accordance with this subsection 8.4 shall be disregarded for purposes of subsections 8.6, 8.7, 8.9 and 8.11.

     8.5.  Combined Plan Limitation.  If a Participant also participates in any
           ------------------------
defined benefit plan (as defined in section 415(k) of the Code) maintained by an Employer or a Related Company or Section 415 Affiliate, the aggregate benefits payable to, or on account of, the Participant under such plan together with this Plan will be determined in a manner consistent with section 415(e) of the Code. The benefit provided for the Participant under the defined benefit plan shall be adjusted to the extent necessary so that the sum of the "defined benefit fraction" and the "defined contribution fraction" (as such terms are defined in section 415(e) of the Code and applicable regulations thereunder) calculated with regard to such Participant does not exceed 1.0. For purposes of this subsection 8.5, all qualified defined benefit plans (whether or not terminated) of the Employers, Related Companies and Section 415 Affiliates shall be treated as one defined benefit plan. The provisions of this subsection 8.5 shall not apply to Plan Years beginning after December 31, 1999.

     8.6.  Section 402(g) Limitation.  In no event shall the Before-Tax
           -------------------------
Contributions for a Participant under the Plan and any other elective deferrals (as defined in section 402(g)(3) of the Code) under any other cash-or-deferred arrangement maintained by an Employer or a Related Company for any taxable year exceed $9,500 or such larger amount as may be permitted under section 402(g) of the Code. If during any taxable year a Participant is also a participant in any other cash-or-deferred arrangement, and if his elective deferrals made under such other arrangements together with his Before-Tax Contributions made under the Plan exceed the maximum amount permitted for the Participant for that year under section 402(g) of the Code, the Participant, not later than March 1 following the close of such taxable year, may request the Committee to direct the Trustee to distribute all or a portion of such excess to him, with any gains or losses allocable thereto for that Plan Year, determined in accordance with any reasonable method adopted by the Committee for that Plan Year that either
(i) conforms to the accounting provisions of Section 7 and is consistently applied to the distribution of excess contributions under this subsection 8.6 and subsections 8.8, 8.10 and 8.11 to all affected Participants, or (ii) satisfies any alternative method set forth in applicable Treasury regulations. Any such request shall be in writing and shall include adequate proof of the existence of such excess, as determined by the Committee in its sole discretion. If the Committee is so notified, such excess amount shall be distributed to the Participant no later than the April 15 following the close of the Participant's taxable year. In addition, if the applicable limitation for a Plan Year happens to be exceeded with respect to this Plan alone, or this Plan and another plan or plans of the Employers and Related Companies, the Committee shall direct such excess Before-Tax Contributions (with allocable gains or losses) to be distributed to the Participant as soon as practicable after the Committee is notified of the excess deferrals by the Company, an Employer or the Participant, or otherwise discovers the error (but no later than the April 15 following the close of the Participant's taxable year). Notwithstanding the foregoing provisions of this subsection 8.6, the dollar amount of any distribution due hereunder shall be reduced by the dollar amount of any Before-Tax contributions previously distributed to the same Participant pursuant to subsection 8.8, provided, however, that for purposes of subsections 8.3 and 8.7, the correction under this subsection 8.6 shall be deemed to have occurred before the correction under subsection 8.8.

     8.7.  Section 401(k)(3) Testing.  For any Plan Year, the amount by which
           -------------------------
the average of the Deferral Percentages (as defined below) for the Plan Year of each eligible employee who is Highly Compensated (the "HIGHLY COMPENSATED GROUP DEFERRAL PERCENTAGE") exceeds the average of the Deferral Percentages for the preceding Plan Year of each eligible employee who is not Highly Compensated (the "NON-HIGHLY COMPENSATED GROUP DEFERRAL PERCENTAGE"), shall be less than or equal to either (i) a factor of 1.25 or (ii) both a factor of 2 and a difference of 2. The "DEFERRAL PERCENTAGE" for any eligible employee for a Plan Year shall be determined by dividing his Before-Tax Contributions for that Plan Year by his Compensation for that Plan Year, subject to the following special rules:

     (a) any employee eligible to participate in the Plan at any time during a Plan Year in accordance with subsection 2.1 shall be counted, whether or not any Before-Tax Contributions are made on his behalf for the year;

     (b) the Deferral Percentage for any Highly Compensated Participant who is eligible to participate in the Plan and who is also eligible to make elective deferrals under one or more other arrangements described in section 401(k) of the Code that are maintained by an Employer or a Related Company for a plan year that ends with or within the same calendar year as the Plan Year (other than a plan or arrangement subject to mandatory disaggregation under applicable Treasury regulations) shall be determined as if all of such elective deferrals were made on his behalf under the Plan;

     (c) excess Before-Tax Contributions distributed to a Participant under subsection 8.6 shall be counted in determining such Participant's Deferral Percentage, except in the case of a distribution to a non-Highly Compensated Participant required to comply with section 401(a)(30) of the Code; and

     (d) if this Plan is aggregated with one or more other plans for purposes of section 410(b) of the Code (other than the average benefit percentage test), this subsection 8.7 shall be applied as if all such plans were a single plan; provided, however, that such aggregated plans must all have the same plan year.

Application of the provisions of this subsection 8.7 shall be made in accordance with the requirements of section 401(k)(3) of the Code and applicable regulations thereunder.

     8.8.  Correction Under Section 401(k) Test.  In the event that the Highly
           ------------------------------------
Compensated Group Deferral Percentage for any Plan Year does not initially satisfy one of the tests referred to in subsection 8.7, the Committee shall direct the Trustee to distribute to the Highly Compensated Participants to whose accounts Excess Contributions (as defined below) were allocated for such year, the amount of each such Participant's Excess Contributions, with any gains or losses allocable thereto for that Plan Year. The "EXCESS CONTRIBUTIONS" for any Plan Year shall mean the excess of the aggregate amount of Before-Tax Contributions taken into account in computing the Deferral Percentages of Highly Compensated Participants for such year over the maximum amount of Before-Tax Contributions permitted under the test set forth in subsection 8.7, determined by reducing the amount of Before-Tax Contributions made on behalf of Highly Compensated Participants in order of the dollar amount of the Before-Tax Contributions made on behalf of such Participants. The gain or loss allocable to Excess Contributions shall be determined in accordance with any reasonable method adopted by the Committee for that Plan Year that either (i) conforms to the accounting provisions of Section 7 and is consistently applied to making corrective distributions under this subsection 8.8 and subsections 8.6, 8.10 and
8.11 to all affected Participants or (ii) satisfies any alternative method set forth in applicable Treasury regulations. The amounts to be distributed to any Participant pursuant to this subsection 8.8 shall be reduced by the amount of any Before-Tax Contributions distributed to him for the taxable year ending with or within such Plan Year pursuant to subsection 8.6. The Committee shall take such actions and cause any distribution to be made no later than the close of the Plan Year following the Plan Year for which the Excess Contributions were made.

     8.9.  Section 401(m)(2) Testing.  For any Plan Year, the amount by which
           -------------------------
the average of the Contribution Percentages (as defined below) for the Plan Year of each eligible employee who is Highly Compensated (the "HIGHLY COMPENSATED GROUP CONTRIBUTION PERCENTAGE") exceeds the average of the Contribution Percentages for the preceding Plan Year of each eligible employee who is not Highly Compensated (the "NON-HIGHLY COMPENSATED GROUP CONTRIBUTION PERCENTAGE") shall be less than or equal to either (i) a factor of 1.25 or (ii) both a factor of 2 and a difference of 2. The "CONTRIBUTION PERCENTAGE" for any eligible employee for a Plan Year shall be determined by dividing his After-Tax Contributions and Matching Contributions for that Plan Year by his Compensation for that Plan Year, subject to the following special rules:

     (a) any employee eligible to participate in the Plan at any time during a Plan Year in accordance with subsection 2.1 shall be counted, regardless of whether any After-Tax or Matching Contributions are made by or for him for the year;

     (b) the Contribution Percentage for any Highly Compensated Participant who is eligible to participate in the Plan and who is also eligible to participate in one or more other qualified plans maintained by an Employer or a Related Company with a plan year that ends with or within the same calendar year as the Plan Year (other than a plan subject to mandatory disaggregation under applicable Treasury regulations) with after-tax or matching contributions shall be determined as if all such contributions were made under the Plan;

     (c) if this Plan is aggregated with one or more other plans for purposes of section 410(b) of the Code (other than the average benefit percentage test), this subsection 8.9 shall be applied as if all such plans were a single plan; provided, however, that such aggregated plans must all have the same plan year.

Application of the provisions of this subsection 8.9 shall be made in accordance with the requirements of section 401(m)(2) of the Code and the regulations thereunder.

     8.10.  Correction Under Section 401(m) Test.  In the event that the Highly
            ------------------------------------
Compensated Group Contribution Percentage for any Plan Year does not initially satisfy one of the tests referred to in subsection 8.9, the Committee shall direct the Trustee to distribute to the Highly Compensated Participants to whose accounts Excess Aggregate Contributions (as defined below) were allocated for such year, the amount of each such Participant's Excess Aggregate Contributions, with any gains or losses allocable thereto for that Plan Year. The "EXCESS AGGREGATE CONTRIBUTIONS" for any Plan Year shall mean the excess of the aggregate amount of After-Tax and Matching Contributions taken into account in computing the Contribution Percentages of Highly Compensated Participants for such year over the maximum amount of After-Tax and Matching Contributions permitted under the test set forth in subsection 8.9, determined by reducing the amount of such contributions made on behalf of Highly Compensated Participants in order of the dollar amount of such contributions. The gain or loss allocable to Excess Aggregate Contributions shall be determined in accordance with any reasonable method adopted by the Committee for that Plan Year that either (i) conforms to the accounting provisions of Section 7 and is consistently applied to making corrective distributions under this subsection 8.10 and subsections 8.6, 8.8 and 8.11 to all affected Participants or (ii) satisfies any alternative method set forth in applicable Treasury regulations. The Committee shall make any necessary distribution no later than the close of the Plan Year following the Plan Year in which such Excess Aggregate Contributions were contributed.

     8.11.  Multiple Use of Alternative Limitation.  The Committee will
            --------------------------------------
administer the Plan to prevent the "multiple use" of the 1.25 factors referred to in subsections 8.7 and 8.9 in accordance with regulations issued by the Secretary of the Treasury. In order to comply with the preceding sentence, the Committee, at its option, may elect to reduce the Highly Compensated Group Deferral Percentage, Highly Compensated Group Contribution Percentage, or both using the method described in subsections 8.8 and 8.10 or such other method prescribed in the regulations to eliminate any multiple use.

     8.12.  Highly Compensated.  An active employee (that is, an employee who
            ------------------
performs services for the Employer or any Related Company during the year in question) or Participant shall be "HIGHLY COMPENSATED" for any Plan Year if:

     (a) he was at any time during that Plan Year or the preceding Plan Year a 5 percent owner of an Employer or a Related Company; or

     (b) received Compensation in excess of $80,000 (indexed for cost-of-living adjustments under section 415(d) of the Code).

A former employee (that is, any employee who separated from service, or was deemed to have separated, prior to the year in question and who performs no services for the Employers and Related Companies during that year) shall be Highly Compensated if he was a Highly Compensated active employee for either the separation year or any Plan Year ending on or after his 55th birthday. Notwithstanding the foregoing provisions of this subsection 8.12, for any Plan Year the Committee may use any alternative definition of "highly compensated" permitted under section 414(q) of the Code and applicable regulations thereunder.

     8.13.  Forfeiture of "Orphaned" Matching Contributions.  If Before-Tax
            -----------------------------------------------
Contributions are returned to a Highly Compensated Participant to satisfy the contribution limits of section 415(c) of the Code, the deferral limits of section 402(g) of the Code or the nondiscrimination requirements of section 401(k)(3) of the Code, any Matching Contributions allocable thereto shall be forfeited and used to reduce the amount of Employer contributions otherwise required to be made to the Plan.

                                 SECTION 9
                                 ---------

                         Vesting and Termination Dates
                         -----------------------------

     9.1.  Determination of Vested Interest.  A Participant shall have a fully
           --------------------------------
vested, nonforfeitable interest in his Matching Account upon his completion of five Years of Service. A Participant at all times shall have a fully vested, nonforfeitable interest in his Before-Tax Account and After-Tax Account.

     9.2.  Accelerated Vesting.  Notwithstanding the foregoing provisions of
           -------------------
this Section 9, a Participant shall have a fully vested, nonforfeitable interest in all his Accounts when he attains age 65 ("NORMAL RETIREMENT AGE") or dies while employed by an Employer or a Related Company. In addition, in the event of the Plan's termination (in accordance with subsection 13.2) or partial termination (as determined under applicable law and regulations) or the complete discontinuance of Employer contributions to the Plan, each Participant shall have a fully vested, nonforfeitable interest in all his Accounts. The Committee in its discretion may also determine that the Accounts of Participants affected by a divestiture, plant closing or termination of an operation shall be fully vested, even though such event does not constitute a partial termination.

     9.3.  Termination Date.  A Participant's "TERMINATION DATE" will be the
           ----------------
date on which his employment with the Employers and the Related Companies terminates for any reason, or if later, the date on which he ceases to be eligible for pay continuation under a severance plan or severance agreement with his Employer.

     9.4.  Distribution Only Upon Separation From Service.  Notwithstanding any
           ----------------------------------------------
other provision of the Plan to the contrary, a Participant may not commence distribution of his Accounts pursuant to Section 10 prior to the date he attains age 59 1/2, even though his employment with the Employers and Related Companies has terminated, unless or until he also has a "separation from service" within the meaning of section 401(k)(2)(B) of the Internal Revenue Code. The foregoing restriction shall not apply, however, if the Participant's termination of employment occurs in connection with the sale by an Employer or a Related Company to an unrelated corporation of at least 85% of the assets of a trade or business or the sale of its interest in a subsidiary to an unrelated entity, provided (a) the Participant remains employed in such trade or business or by such subsidiary after the sale, (b) the Employers continue to maintain the Plan after the sale, (c) no transfer of the Participant's Accounts occurs or is scheduled to occur after the sale pursuant to subsection 13.3 to a plan of such subsidiary or of the purchaser of such assets (or any entity affiliated therewith), and (d) the

Participant receives distribution of his Accounts under the Plan in a lump sum by the end of the second calendar year after the year in which the sale occurs.


                                   SECTION 10
                                   ----------

                                 Distributions
                                 -------------

     10.1.  Distributions to Participants After Termination of Employment.  If a
            -------------------------------------------------------------
Participant's Termination Date occurs (for a reason other than his death), the vested portions of his Accounts shall be distributed in accordance with the following provisions of this subsection 10.1, subject to the rules of subsections 10.3 and 9.4:

     (a) If the value of the vested portions of the Participant's Accounts does not exceed $3,500, determined as of the Accounting Date next following his Termination Date, and did not exceed $3,500 at the time of any prior distribution, such vested portions shall be distributed to him as soon as practicable after such Accounting Date, in a lump sum payment.

     (b) If the value of the vested portions of the Participant's Accounts exceeds $3,500, determined as of the Accounting Date next following his Termination Date, or exceeded $3,500 at the time of any prior distribution, such vested portions shall be distributed to the Participant in a lump sum payment as soon as practicable after the Accounting Date coincident with or next following the date he attains his Normal Retirement Age; provided, however, that the Participant may elect, in writing and in accordance with uniform procedures established by the Committee, to receive his benefit distribution as soon as practicable after the Accounting Date coincident with or next following his Termination Date.

     10.2.  Distributions to Beneficiaries.  If a Participant dies while any
            ------------------------------
vested portions of his Accounts remain undistributed, the vested balance of his Accounts shall be distributed as soon as practicable after the Accounting Date following the date of his death to his Beneficiary (as defined in subsection 10.4) in a lump sum payment.

     10.3.  Limits on Commencement and Duration of Distributions.  The following
            ----------------------------------------------------
distribution rules shall be applied in accordance with sections 401(a)(9) and 401(a)(14) of the Code and applicable regulations thereunder, including the minimum distribution incidental benefit requirement of Treas. Reg. Section 1.401(a)(9)-2, and shall supersede any other provision of the Plan to the contrary:

     (a) In no event shall distribution commence later than 60 days after the close of the Plan Year in which the latest of the following events occurs: the Participant's attainment of age 65; the 10th anniversary of the year in which the Participant began participating in the Plan; or the Participant's Termination Date. The failure of a Participant to consent to a distribution is deemed to be an election to defer commencement of payment for purposes of the preceding sentence.

     (b) Notwithstanding any other provision herein to the contrary, distribution of a Participant's Accounts shall commence to be made to him (or on his behalf) in a lump sum distribution on or before his Required Beginning Date (as defined below). A Participant's "REQUIRED BEGINNING DATE" shall mean April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70-1/2, or (ii) the calendar year in which the Participant's Termination Date occurs; provided, however, that clause (ii) shall not apply to any Participant who is a 5-percent owner of any Employer or Related Company (as defined in section 416 of the Code).

     (c) Distribution payments shall be made over the life of the Participant or over the lives of such Participant and his Beneficiary (or over a period not extending beyond the life expectancy of such Participant or the life expectancy of such Participant and his Beneficiary).

     (d) If a Participant dies after distribution of his vested interest in the Plan has begun, the remaining portion of such vested interest, if any, shall be distributed to his Beneficiary at least as rapidly as under the method of distribution used prior to the Participant's death.

     (e) If a Participant dies before distribution of his vested interest in the Plan has begun, distribution of such vested interest to his Beneficiary shall be completed by December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs.

     (f) For purposes of this subsection 10.3, the life expectancy of a Participant or a Beneficiary will be determined in accordance with Table V of Treas. Reg. Section 1.72-9, and will not be recalculated.

     10.4.  Beneficiary Designations.  The term "BENEFICIARY" shall mean the
            ------------------------
Participant's surviving spouse. However, if the Participant is not married, or if the Participant is married but his spouse consents (as provided below) to the designation of a person other than the spouse, the term Beneficiary shall mean such person or persons as the Participant designates to receive the vested portions of his Accounts upon his death. Such designation may be made, revoked or changed (without the consent of any previously-designated Beneficiary except his spouse) only by an instrument signed by the Participant and filed with the Committee prior to his death. A spouse's consent to the designation of a Beneficiary other than the spouse shall be in writing, shall acknowledge the effect of such designation, shall be witnessed by a Plan representative or a notary public and shall be effective only with respect to such consenting spouse. In default of such designation, or at any time when there is no surviving spouse and no surviving Beneficiary designated by the Participant, his Beneficiary shall be his surviving children or, if he has no children, his estate. For purposes of the Plan, "spouse" means the person to whom the Participant is legally married at the relevant time. Notwithstanding the foregoing provisions of this subsection 10.4, no spousal consent to the designation of a person other than, or in addition to, the spouse as Beneficiary shall be required if (i) the Participant and his spouse are legally separated or the Participant has been abandoned (under applicable state law) and the Participant has a court order to that effect or (ii) it is established to the satisfaction of the Committee that the spouse's consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed in applicable Treasury regulations.

     10.5.  Forfeitures and Restoration of Non-vested Contributions.  If a
            -------------------------------------------------------
Termination Date occurs with respect to a Participant who is not fully vested in all his Accounts (as determined under Section 9), the following rules shall apply:

     (a) The non-vested portion of his Accounts shall be forfeited as of the earlier of the date as of which the vested portion of his Accounts is distributed to him or the date the Participant incurs five consecutive One Year Breaks in Service.

     (b) If a forfeiture occurs due to the distribution of the vested portion of the Participant's Accounts, and the Participant is reemployed by an Employer or a Related Company before he incurs five consecutive One year Breaks in Service, the Matching Contributions and earnings thereon forfeited under paragraph (a) above shall be restored, without adjustment for earnings and losses after the forfeiture, as soon as practicable after his reemployment.

     (c) If a forfeiture occurs due to the distribution of the vested portion of the Participant's Accounts, and the Participant is reemployed by an Employer or Related Company after he incurs five consecutive One Year Breaks in Service, such reemployment shall have no effect on the forfeiture under paragraph (a) above.

     (d) The restoration referred to in paragraph (b) above shall be made first from current forfeitures, if any, under the Plan and then, if necessary, from a special Employer contribution to the Plan.

     (e) A restoration pursuant to paragraph (b) above shall not be considered an Annual Addition for purposes of subsection 8.3.

     (f) During the period between the Participant's Termination Date and the date he is either reemployed by an Employer or Related Company or the date the non-vested portion of his Matching Account is forfeited such non-vested portion shall be credited to a forfeiture subaccount and invested in accordance with rules established by the Committee to minimize the risk of loss.

     (g) All forfeitures under this subsection 10.5 shall be used to reduce Matching Contributions under Section 5, except to the extent needed to restore prior forfeitures under paragraph (b) above.

     10.6.  Form of Payment.  Distributions from the Philip Morris Stock Fund
            ---------------
shall be made in cash, except to the extent the Participant or Beneficiary elects to receive whole shares of Common Stock. Distributions from the other Investment Funds shall be made in cash.

     10.7.  Facility of Payment.  Notwithstanding the provisions of subsections
            -------------------
10.1 and 10.2, if, in the Committee's opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payment to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

     10.8.  Interests Not Transferable.  The interests of Participants and other
            --------------------------
persons entitled to benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except in the case of qualified domestic relations orders that relate to the provision of child support, alimony or marital rights of a spouse, child or other dependent and which meet such other requirements as may be imposed by section 414(p) of the Code or regulations issued thereunder. Notwithstanding any other provision of the Plan to the contrary, distribution of the entire portion of the Account balances of a Participant awarded to his alternate payee may be made in a lump sum payment, as soon as practicable after the Committee determines that such order is qualified, without regard to whether the Participant would himself be entitled under the terms of the Plan to withdraw or receive a distribution of such amount at that time, but only if the terms of the order provide for such immediate distribution either specifically or by general reference to any manner of distribution permitted under the Plan.

     10.9.  Absence of Guaranty.  None of the Committees, the Trustee, or the
            -------------------
Employers in any way guarantee the assets of the Plan from loss or depreciation. The Employers do not guarantee any payment to any person. The liability of the Trustee to make any payment is limited to the available assets of the Plan held under the Trust.

     10.10.  Missing Participants or Beneficiaries.  Each Participant and each
             -------------------------------------
designated Beneficiary must file with the Committee from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or designated Beneficiary at his last post office address filed with the Committee, or, in the case of a Participant, if no address is filed with the Committee, then at his last post office address as shown on the Employers' records, will be binding on the Participant and his designated Beneficiary for all purposes of the Plan. None of the Committee, the Employers, or the Trustee will be required to search for or locate a Participant or designated Beneficiary.

     10.11.  Direct Rollover Option.  In accordance with uniform rules
             ----------------------
established by the Committee, each Participant, surviving spouse of a Participant or alternate payee under a qualified domestic relations order within the meaning of section 414(p) of the Code who is due to receive an eligible rollover distribution from the Plan may direct the Committee to transfer all or a portion of such distribution directly to another eligible retirement plan. For purposes of this subsection, the terms "eligible rollover distribution" and "eligible retirement plan" as applied to any such individual shall have the meaning accorded such terms under section 401(a)(31) of the Code (or any successor provision thereto) and applicable regulations thereunder.


                                   SECTION 11
                                   ----------

                           No Reversion to Employers
                           -------------------------

     No part of the corpus or income of the Trust shall revert to the Employers or be used for, or diverted to, purposes other than the exclusive benefit of Participants and Beneficiaries, subject to the following:

     (a) Employer contributions under the Plan are conditioned upon the deductibility of the contributions under section 404 of the Code, and, to the extent any such deduction is disallowed, the Trustee shall, upon written request of the Employer, return the amount of any contribution (to the extent disallowed), reduced by the amount of any losses thereon, to the Employer within one year after the date the deduction is disallowed.

     (b) If a contribution or any portion thereof is made by an Employer by a mistake of fact, the Trustee shall, upon written request of that Employer, return the amount of such contribution or portion, reduced by the amount of any losses thereon, to that Employer within one year after the date of payment.

     (c) If, upon termination of the Plan, any amounts are held under the Plan in a suspense account pursuant to Treas. Reg. Section 1.415-6(b)(6)(ii) and such amounts may not be credited to the Accounts of Participants, such amount will be returned to the Employers as soon as practicable after the termination of the Plan.


                                   SECTION 12
                                   ----------

                                 Administration
                                 --------------

     12.1.  Committee Membership and Authority.  The Committee referred to in
            ----------------------------------
subsection 1.3 shall consist of one or more members appointed by the Company. Except as otherwise specifically provided in this Section 12, the Committee shall act by a majority of its then members, by meeting or by writing filed without meeting, and shall have the following discretionary authority, powers, rights and duties in addition to those vested in it elsewhere in the Plan or Trust Agreement:

     (a) to adopt such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;

     (b) to enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Committee;

     (c) to determine conclusively all questions arising under the Plan, including the power to determine the eligibility of employees and the rights of Participants and other persons entitled to benefits under the Plan and their respective benefits, to make factual findings and to remedy ambiguities, inconsistencies or omissions of whatever kind;

     (d) to maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide;

     (e)  to direct all payments of benefits under the Plan;

     (f)  to perform the functions of a "plan administrator", as defined in section 414(g) of the Code, for all purposes of the Plan, including for purposes of establishing and implementing procedures to determine the qualified status of domestic relations orders (in accordance with the requirements of section 414(p) of the Code) and to administer distributions under such qualified orders;

     (g) to employ agents, attorneys, accountants or other persons (who may also be employed by or represent the Employers) for such purposes as the Committee considers necessary or desirable to discharge its duties;

     (h) to establish a claims procedure in accordance with section 503 of ERISA; and

     (i) to furnish the Employers, the Investment Committee and the Trustee with such information with respect to the Plan as may be required by them for tax or other purposes.

The certificate of a majority of the members of the Committee that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

     12.2.  Allocation and Delegation of Committee Responsibilities and Powers.
            ------------------------------------------------------------------
In exercising its authority to control and manage the operation and administration of the Plan, the Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked at any time. Any member or delegate exercising Committee responsibilities and powers under this subsection shall periodically report to the Committee on its exercise thereof and the discharge of such responsibilities.

     12.3.  Uniform Rules.  In managing the Plan, the Committee shall uniformly
            -------------
apply rules and regulations adopted by it to all persons similarly situated.

     12.4.  Information to be Furnished to Committee.  The Employers and Related
            ----------------------------------------
Companies shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Employers and Related Companies as to an employee's or Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment and Compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.

     12.5.  Committee's Decision Final.  Any interpretation of the Plan and any
            --------------------------
decision on any matter within the discretion of the Committee made by the Committee shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

     12.6.  Exercise of Committees' Duties.  Notwithstanding any other
            ------------------------------
provisions of the Plan, the Committees shall discharge their duties hereunder solely in the interests of the Participants and other persons entitled to benefits under the Plan, and:

     (a) for the exclusive purpose of providing benefits to Participants and other persons entitled to benefits under the Plan; and

     (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     12.7.  Remuneration and Expenses.  No remuneration shall be paid from the
            -------------------------
Plan to a member of any of the Committees who is an employee of any Employer or Related Company. Except as otherwise determined by the Committee, the reasonable expenses of administering the Plan and the fees and expenses incurred in connection with the collection, administration, management, investment, protection and distribution of the Plan assets under the Trust shall be paid directly by the Trust out of Plan assets or, if paid by one or more Employers, reimbursed by the Trust to the maximum extent permitted by law.

     12.8.  Indemnification of the Committees.  To the extent not reimbursed by
            ---------------------------------
any applicable insurance policy, the Committees, the individual members thereof and the secretary (if any) of each of the Committees shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against any of them by reason of the performance of the Committees' functions if the Committees or such members or secretary did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

     12.9.  Resignation or Removal of Committee Member.  A Committee member may
            ------------------------------------------
resign at any time by giving ten days' advance written notice to the Company, the Trustee and the other Committee members. The Company may remove a Committee member by giving advance written notice to him and the other Committee members.

     12.10.  Appointment of Successor Committee Members.  The Company may fill
             ------------------------------------------
any vacancy in the membership of the Committee and shall give prompt written notice thereof to the other Committee members. While there is a vacancy in the membership of the Committee, the remaining Committee members shall have the same powers as the full Committee until the vacancy is filled.


                                   SECTION 13
                                   ----------

                           Amendment and Termination
                           -------------------------

     13.1.  Amendment.  While it is expected that the Plan will be continued,
            ---------
the Committee nevertheless has the right to terminate the Plan or to amend it from time to time, except that no amendment will reduce a Participant's interest in the Plan to less than an amount equal to the amount he would have been entitled to receive if he had resigned from the employ of the Employers and the Related Companies on the day of the amendment, and no amendment will eliminate an optional form of benefit with respect to a Participant or Beneficiary except as otherwise permitted by law.

     13.2.  Termination.  The Plan will terminate as to all of the Employers and
            -----------
all employee groups on any day specified by the Committee upon advance written notice of the termination given to the Employers. Affected employees of an Employer shall cease active participation in the Plan (and will be treated as inactive participants in accordance with subsection 2.2) on the first to occur of the following:

     (a) the date on which that Employer ceases to be a contributing sponsor of the Plan as to such employee group, by appropriate action taken by the Committee or by such Employer;

     (b) as to all employee groups of the Employer, on the date that Employer is judicially declared bankrupt or insolvent; or

     (c) as to all employee groups of the Employer, upon the dissolution, merger, consolidation, reorganization or sale of that Employer, or the sale by that Employer of all or substantially all of its assets, except that, subject to the provisions of subsection 13.3, with the consent of the Committee, in any such event arrangements may be made whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of that Employer's assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.

     13.3.  Merger and Consolidation of the Plan, Transfer of Plan Assets.  The
            -------------------------------------------------------------
Committee in its discretion may direct the Trustee to transfer all or a portion of the assets of this Plan to another defined contribution plan of the Employers or Related Companies which is qualified under section 401(a) of the Code or, in the event of the sale of stock of an Employer or all or a portion of the assets of an Employer, to a qualified plan of an employer which is not a Related Company. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each affected Participant in the Plan on the date thereof (if the Plan, as applied to that Participant, then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan, as applied to him, had then terminated.

     13.4.  Distribution on Termination and Partial Termination.  Upon
            ---------------------------------------------------
termination or partial termination of the Plan, all benefits under the Plan shall continue to be paid in accordance with Section 10 as that Section may be amended from time to time.

     13.5.  Notice of Amendment, Termination or Partial Termination.  Affected
            -------------------------------------------------------
Participants will be notified of an amendment, termination or partial termination of the Plan as required by law.


                                   SECTION 14
                                   ----------

                          Change of Control Provisions
                          ----------------------------

     14.1.  Application.  In the event of a Change of Control (as defined in
            -----------
subsection 14.2), the provisions of this Section 14 shall apply, notwithstanding any other provision in the Plan to the contrary.

     14.2.  Definition of Change of Control.  For purposes of the Plan, a
            -------------------------------
"CHANGE OF CONTROL" means the happening of any of the following events:

     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Philip Morris Companies Inc. (the "PARENT") (such stock hereinafter referred to as the "OUTSTANDING PARENT COMMON STOCK") or (ii) the combined voting power of the then outstanding voting securities of the Parent entitled to "OUTSTANDING PARENT VOTING SECURITIES"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Parent, (ii) any acquisition by the Parent, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Parent or any corporation controlled by the Parent or (iv) any acquisition by any corporation pursuant to a transaction described in clauses (i), (ii) and (iii) of paragraph (c) of this subsection 14.2; or

     (b) Individuals who, as of November 1, 1989, constitute the Board of Directors of the Parent (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to

          November 1, 1989 whose election, or nomination for election by the Parent's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

     (c) Approval by the shareholders of the Parent of a reorganization, merger, share exchange or consolidation (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Parent through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Parent or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
          (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board, providing for such Business Combination; or

     (d) Approval by the shareholders of the Parent of (i) a complete liquidation or dissolution of the Parent or

          (ii) the sale or other disposition of all or substantially all of the assets of the Parent, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Parent or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Parent Common Stock or Outstanding Parent Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board, providing for such sale or other disposition of assets of the Parent or were elected, appointed or nominated by the Incumbent Board.

     14.3.  Contribution Requirement.  Subject to the conditions and limitations
            ------------------------
of Section 8, upon the occurrence of a Change of Control, for the year in which the Change of Control occurs and for each of the two years following the year in which the Change of Control occurs, the rate of each Employer's Matching Contributions to the Plan with respect to each Participant employed by that Employer in each eligible employee group shall not be less than (i) the rate of Matching Contributions in effect with respect to that employee group immediately prior to the Change of Control or, if no Matching Contributions are then in effect for such employee group, (ii) the minimum cents per hour that employees in such group who are required (or otherwise elect) to contribute may contribute (or have contributed on their behalf) to the Plan.

     14.4.  Vesting.  Upon and after a Change of Control, a Participant's vested
            -------
percentage in all his Accounts under the Plan shall be 100%.

     14.5.  Enforcement Rights; Amendment Restrictions.
            ------------------------------------------

     (a) In addition to all other rights under the Plan and applicable law, any individual who shall be a Participant or Beneficiary at the date on which the Change of Control occurs (the "CONTROL DATE") shall from and after such date have the right to bring an action, either individually or on behalf of all Participants and Beneficiaries, to enforce the provisions of this Section 14 by seeking injunctive relief or damages, or both, and the Company shall be obligated to pay or reimburse such Participant or Beneficiary who shall prevail, in whole or in substantial part, for all reasonable expenses, including attorney's fees, in connection with such action.

     (b) Anything in the Plan to the contrary notwithstanding, on and after the Control Date none of the provisions of this Section 14 shall be amended unless within sixty days after the date of the action taken to amend such provisions at least two-thirds of the individuals who were Participants at the date of such action shall have given their written approval of such action based on full and complete information provided to them regarding the actual and potential effects of such action on them.

     14.6.  Construction.  The foregoing provisions of this Section 14 shall be
            ------------
construed liberally to the end that its purposes shall be fully implemented.

                                 SUPPLEMENT A
                                       TO
                         OSCAR MAYER FOODS CORPORATION
                  LONG TERM SAVINGS PLAN FOR HOURLY EMPLOYEES
                  -------------------------------------------

                       (As Amended and Restated Effective
                                January 1, 1997)

                               (Top-Heavy Status)


Application              A-1.  This Supplement A to Oscar Mayer Foods
-----------
                         Corporation Long Term Savings Plan for Hourly Employees
                         (the "Plan") shall be applicable on and after the date on which the Plan becomes Top-Heavy (as described in subsection A-5).

Effective Date           A-2.  The Effective Date of the top-heavy provisions as
--------------
                         set forth in this Supplement A is January 1, 1997.

Definitions              A-3.  Unless the context clearly implies or indicates
-----------
                         the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement A.

Affected                 A-4.  For purposes of this Supplement A, the term
Participant              "Affected Participant" means each Participant who
-----------
                         is employed by an Employer or a Related Company during any Plan Year for which the Plan is Top-Heavy;
                         provided, however, that the term "Affected Participant" shall not include any Participant who is covered by a collective bargaining agreement if retirement benefits were the subject of good faith bargaining between his Employer and his collective bargaining representative.

Top-Heavy                A-5.  The Plan shall be "Top-Heavy" for any Plan Year
---------
                         if, as of the Determination Date for that year (as described in paragraph (a) next below), the present value of the benefits attributable to Key Employees (as defined in subsection A-6) under all Aggregation Plans
                         (as defined in subsection A-9) exceeds 60% of the present value of all benefits under such plans. The foregoing determination shall be made in accordance with the provisions of section 416 of the Code.
                         Subject to the preceding sentence:

                         (a) The Determination Date with respect to any plan for purposes of determining Top-Heavy status for any plan year of that plan shall be the last day of the preceding plan year or, in the case of the first plan year of that plan, the last day of that year. The present value of benefits as of any Determination Date shall be determined as of the accounting date or valuation date coincident with or next preceding the Determination Date. If the plan years of all Aggregation Plans do not coincide, the Top-Heavy status of the Plan on any Determination Date shall be determined by aggregating the present value of Plan benefits on that date with the present value of the benefits under each other Aggregation Plan determined as of the Determination Date of such other Aggregation Plan which occurs in the same calendar year as the Plan's Determination Date.

                         (b) Benefits under any plan as of any Determination Date shall include the amount of any distributions from that plan made during the plan year which includes the Determination Date (including distributions under a terminated plan which, if it had not been terminated, would have been included in an aggregation group) or during any of the preceding four plan years, but shall not include any amounts attributable to employee contributions which are deductible under section 219 of the Code, any amounts attributable to employee-initiated rollovers or transfers made after December 31, 1983 from a plan maintained by an unrelated employer, or, in case of a defined contribution plan, any amounts attributable to contributions made after the Determination Date unless such contributions are required by section 412 of the Code or are made for the plan's first plan year.

                         (c) Benefits attributable to a participant shall include benefits paid or payable to a beneficiary of the participant, but shall not include benefits paid or payable to any participant who has not performed services for an Employer or Related Company during any of the five plan years ending on the applicable Determination Date; provided, however, that if a participant performs no services for five years and then performs services, the benefits attributable to such participant shall be included.

                         (d) The accrued benefit of any participant who is a Non-Key Employee with respect to a plan but who was a Key Employee with respect to such plan for any prior plan year shall not be taken into account.

                         (e) The accrued benefit of a Non-Key Employee shall be determined under the method which is used for accrual purposes for all plans of the Employer and Related Companies; or, if there is not such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

                         (f) The present value of benefits under all defined benefit plans shall be determined on the basis of a 7.5% per annum interest factor and the

                              1951 Group Annuity Projected Mortality Table for Males, with a one-year setback.

Key Employee             A-6.  The term "Key Employee" means an employee or
------------
                         deceased employee (or beneficiary of such deceased employee) who is a Key Employee within the meaning ascribed to that term by section 416(i) of the Code.
                         Subject to the preceding sentence, the term Key
                         Employee includes any employee or deceased employee (or beneficiary of such deceased employee) who at any time during the plan year which includes the Determination
                         Date or during any of the four preceding plan years was:

                         (a) an officer of any Employer or Related Company with Compensation for that year in excess of 50 percent of the amount in effect under section 415(b)(1)(A) of the Code for the calendar year in which that year ends; provided, however, that the maximum number of employees who shall be considered Key Employees under this paragraph (a) shall be the lesser of 50 or 10% of the total number of employees of the Employers and the Related Companies disregarding any excludable employees under Code section 414(q)(5).

                         (b) one of the 10 employees owning the largest interests in any Employer or any Related Company (disregarding any ownership interest which is less than 1/2 of one percent), excluding any employee for any plan year whose Compensation for that year did not exceed the applicable amount in effect under section 415(c)(1)(A) of the Code for the calendar year in which that year ends;

                         (c) a 5% owner of any Employer or of any Related Company; or

                         (d) a 1% owner of any Employer or any Related Company having Compensation for that year in excess of $150,000.

Compensation             A-7.  The term "Compensation" for purposes of this
------------
                         Supplement A generally means compensation within the meaning of section 415(c)(3) for that year, not exceeding $150,000 or such other amount as may be permitted for any year under Code section 401(a)(17);
                         provided, however, that solely for purposes of determining who is a Key Employee, the term
                         "Compensation" means compensation as defined in Code
                         section 414(q)(4).

Non-Key Employee         A-8.  The term "Non-Key Employee" means any employee
----------------
                         (or beneficiary of a deceased employee) who is not a Key Employee.

Aggregation Plan         A-9.  The term "Aggregation Plan" means the Plan and
----------------
                         each other retirement plan (including any terminated plan) maintained by an Employer or Related Company which is qualified under section 401(a) of the Code and which:

                         (a) during the plan year which includes the applicable Determination Date, or during any of the preceding four plan years, includes a Key Employee as a participant;

                         (b) during the plan year which includes the applicable Determination Date or, during any of the preceding four plan years, enables the Plan or any plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code; or

                         (c) at the election of the Employer, would meet the requirements of sections 401(a)(4) and 410 if it were considered together with the Plan and all other plans described in paragraphs (a) and (b) next above.

Required                 A-10.  The term "Required Aggregation
Aggregation              Plan" means a plan described in
Plan                     either paragraph (a) or (b) of subsection A-9.
-----------

Permissive               A-11.  The term "Permissive Aggregation
Aggregation              Plan" means a plan described in
Plan                     paragraph (c) of subsection A-9.
-----------

Vesting                  A-12.  For any Plan Year during which the Plan is Top-
-------
                         Heavy, the Account balances of each Affected
                         Participant who has completed at least three Years of Service shall be 100% vested. If the Plan ceases to be Top-Heavy for any Plan Year, the provisions of this subsection A-12 shall continue to apply to any Affected
                         Participant who had completed at least 3 Years of Service prior to such Plan Year.

Minimum                  A-13.  For any Plan Year during which the Plan
Contribution             is Top-Heavy, the minimum amount of Employer
------------
                         contributions, excluding elective contributions as defined in Code section 401(k), allocated to the Accounts of each Affected Participant who is employed by an Employer or Related Company on the last day of that year who is a Non-Key Employee and who is not entitled to a minimum benefit for that year under any defined benefit Aggregation Plan which is top-heavy nor is entitled to a minimum contribution for that year under any other defined contribution Aggregation Plan maintained by the Employer shall, when expressed as a percentage of the Affected Participant's Compensation for that year, be equal to the lesser of:

                         (a)  3%; or

                         (b) the percentage at which Employer contributions (including Employer contributions made pursuant to a cash or deferred arrangement) are allocated to the Accounts of the Key Employee for whom such percentage is greatest.

                              For purposes of the preceding sentence,
                              compensation earned while a member of a group of employees to whom the Plan has not been extended shall be disregarded. Paragraph (b) next above shall not be applicable for any Plan Year if the Plan enables a defined benefit plan described in paragraph A-9(a) or A-9(b) to meet the requirements of section 401(a)(4) or 410 for that year. Employer contributions for any Plan Year during which the Plan is Top-Heavy shall be allocated first to Non-Key Employees until the requirements of this subsection A-13 have been met and, to the extent necessary to comply with the provisions of this subsection A-13, additional contributions shall be required of the Employers.

Aggregate                A-14.  For any Plan Year beginning before
Benefit Limit            January 1, 2000 and during which the Plan is
-------------
                         Top-Heavy, paragraphs (2)(B) and (3)(B) of section
                         415(e) of the Code shall be applied by substituting
                         "1.0" for "1.25".